Exhibit 10.3

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (this “Amendment”) is made as of this 17 day of July, 2008 by and between MODIGENE INC., a Nevada corporation (the “Company”), and Fuad Fares (“Executive”), and amends that certain Consulting Agreement, dated January 1, 2007, between Modigene Inc., a Delaware corporation (“Modigene DE”), and Executive (as amended, restated, supplemented or modified from time to time, the “2007 Agreement”).

RECITALS:

A. On May 10, 2007, Modigene DE assigned to the Company, and the Company assumed, all obligations of Modigene DE under the 2005 Agreement and the Company thereby became the “Company” under the 2005 Agreement.

A. The parties desire to modify certain provisions of the 2007 Agreement concerning the Executive’s compensation.

B. Pursuant to Section 11 of the 2007 Agreement, the parties desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following amendments to the 2007 Agreement:

AGREEMENT:

1. Amendment to Section 3. Section 3 of the 2007 Agreement is hereby deleted and replaced with the following section:

“Compensation. In consideration for any services to be provided under Section 2, the Company shall pay to the Consultant a monthly consulting fee of Two Thousand U.S. Dollars ($3,000.00) plus V.A.T (if applicable); payable on the first of each month upon providing the Company with an invoice. In addition, the Company shall pay the consultant milestone payments in accordance with the successful completion of the milestones as determined by the Company, all as detailed in Schedule A. Payments will be in Israeli Shekels (IS) according to IS-US$ exchange rate of 3.86 IS/US$.”

2. Effectiveness. The amendments to the 2007 Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment, without any further action required by the parties hereto.

3. The Agreement. All references in the 2007 Agreement to the term “Agreement” shall be deemed to refer to the 2007 Agreement referenced in, and as amended by, this Amendment.

4. Amendment and 2007 Agreement to be Read Together. This Amendment amends and is part of the 2007 Agreement, and the 2007 Agreement and this Amendment shall henceforth be read together and shall constitute the Agreement. Except as otherwise set forth herein, the 2007 Agreement shall remain in full force and effect.

5. Headings. Headings used in this Amendment are for convenience only and shall not affect the construction or interpretation of the 2007 Agreement or this Amendment.

6. Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

COMPANY:	CONSULTANT:

MODIGENE INC.

By:
Name:	Fuad Fares
Title:

Notice Address:

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